Exhibit 99.1

News Announcement                                                                                              For Immediate Release

NEXSTAR BROADCASTING FOURTH QUARTER NET
REVENUE RISES 18.9% TO A RECORD $138.1 MILLION

- 4Q Operating Income of $32.1 Million Drives 4Q Adjusted EBITDA
of $49.3 Million and Free Cash Flow of $32.7 Million -

- Record Full Year Operating Income of $103.2 Million, Adjusted EBITDA
of $166.7 Million and Free Cash Flow of $84.9 Million -

Irving, TX – February 26, 2014 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported financial results for the fourth quarter and year-ended December 31, 2013 as summarized below:

Summary 2013 Fourth Quarter Highlights

($ in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Local Revenue	$75,106	$52,633	+42.7%	$265,376	$190,168	+39.5%
National Revenue	$32,827	$20,580	+59.5%	$113,423	$76,123	+49.0%
Local and National Core Revenue	$107,933	$73,213	+47.4%	$378,799	$266,291	+42.3%

Political Revenue	$1,537	$27,347	(94.4)%	$5,152	$46,276	(88.9)%
Digital Media Revenue	$6,623	$5,322	+24.4%	$30,846	$18,363	+68.0%
Retransmission Fee Revenue	$26,815	$16,052	+67.1%	$101,119	$60,933	+66.0%
Management Fee Revenue	$0	$0	-	$0	$1,961	(100.0)%
Network Comp, Other	$1,070	$1,363	(21.5)%	$4,280	$3,708	+15.4%
Trade and Barter Revenue	$8,347	$6,353	+31.4%	$31,529	$21,920	+43.8%
Gross Revenue	$152,325	$129,650	+17.5%	$551,725	$419,452	+31.5%
Less Agency Commissions	$14,203	$13,476	+5.4%	$49,395	$40,820	+21.0%
Net Revenue	$138,122	$116,174	+18.9%	$502,330	$378,632	+32.7%

Gross Revenue Excluding Political Revenue	$150,788	$102,303	+47.4%	$546,573	$373,176	+46.5%

Income from Operations	$32,078	$35,380	(9.3)%	$103,241	$99,905	+3.3%

Broadcast Cash Flow(1)	$55,311	$56,294	(1.7)%	$193,008	$170,980	+12.9%
Broadcast Cash Flow Margin(2)	40.0%	48.5%		38.4%	45.2%

Adjusted EBITDA(1)	$49,266	$48,082	+2.5%	$166,669	$146,344	+13.9%
Adjusted EBITDA Margin(2)	35.7%	41.4%		33.2%	38.7%

Free Cash Flow(1)	$32,706	$28,652	+14.1%	$84,921	$80,515	+5.5%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar’s strong fourth quarter and full year financial results mark the conclusion of another active and successful year of growth for the Company.  During 2013, we generated record free cash flow, EBITDA, BCF and net revenue, completed or entered into agreements to strategically expand our operating base in accretive transactions to 108 stations, lowered our weighted average cost of capital and strengthened our balance sheet, and initiated the payment of a quarterly cash dividend.

“Our near- and long-term path to growth and the enhancement of shareholder value remains on plan and 2014 will see another period of record financial results as Nexstar will benefit from its expanded scale, new operating efficiencies and synergies related to recent and soon-to-be-completed acquisitions, the renewal in the 2013 fourth quarter of a significant number of retransmission consent agreements, an expansion of our digital media initiatives and the return of the political cycle and highly rated special event programming such as the winter Olympics.

“Fourth quarter results benefited from accretive station acquisitions completed in 2013, our revenue diversification initiatives, and ongoing focus on building new local direct advertising.  Reflecting growth in seven of our top ten ad categories as well as a 19% year-over-year increase in new business development, fourth quarter core ad revenue rose 47.4%, marking the Company’s highest growth rate in this metric in 2013.  Nexstar’s strong core television ad growth was complemented by a 67.1% rise in retransmission fee revenue and a 24.4% increase in digital media revenue which collectively more than offset the impact of a $25.8 million, or 94.4%, year-over-year reduction in political revenue.

“In addition to the strong core ad revenue growth, total combined fourth quarter retransmission fee and digital media revenue rose 56.4% to $33.4 million, representing 24.2% of 2013 fourth quarter net revenue.  By comparison, total fourth quarter retransmission fee and digital media revenue comprised 18.4% of net revenue in the year-ago period and 16.9% of net revenue in the 2011 fourth quarter.

“The rise in fourth quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the significant increase in national and local revenues and the operation of new stations.  Corporate expense declined as the year-ago period included approximately $2.6 million in non-recurring expenses associated with personnel costs, recently announced strategic transactions, and expenses related to capital market activity compared to approximately $0.7 million in such expenses in the 2013 fourth quarter.  Notwithstanding these one-time expenses, fourth quarter adjusted EBITDA grew 2.5% while fourth quarter 2013 free cash flow was up 113.7% from the fourth quarter of 2011, the previous non-political period, and exceeded the prior year despite the benefit in Q4’12 of nearly $26 million of additional political revenue.

“Throughout 2013 and in the fourth quarter, Nexstar actively executed its long-term strategy to identify and structure accretive transactions that expand our operating and revenue base to drive free cash flow growth.  In November, Nexstar entered into a definitive agreement to

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

acquire the stock of Grant Company, Inc., the owner of seven television stations in four markets, for $87.5 million in a transaction that is expected to be immediately accretive to Nexstar’s free cash flow upon closing.  We followed this in December in conjunction with an agreement with Mission Broadcasting, Inc. (“Mission”), to acquire six television stations in two markets for $37.5 million, in transactions which are also expected to be immediately accretive upon closing.

“Since July 2012, Nexstar has doubled the portfolio of television stations that it owns or provides services to as we and Mission acquired or agreed to acquire 55 television stations for a total value of approximately $862 million.  Significantly, all of these transactions are accretive to free cash flow, strategically diversify our and Mission’s revenue and operating base and create additional duopolies or virtual duopolies.  Upon completing all announced transactions, and consistent with our M&A criteria that emphasizes the development of duopolies, we will own or provide services to multiple stations in 37 of the 56 markets where we will operate.  Our remaining pending transactions are before the FCC and are expected to close in the second quarter.

“Pro-forma for the completion of these transactions we believe Nexstar will generate free cash flow in excess of $350 million during the 2014/2015 cycle, or average pro-forma free cash flow of approximately $5.85 per share per year, in this two year period.  This level of free cash flow, which reflects continued reductions in our cost of borrowings, is expected to result in Nexstar’s net leverage declining to the mid-3x level at the end of 2014.  With significant and growing free cash flow Nexstar is positioned with the financial capacity and flexibility to further consolidate mid-sized markets and pursue accretive digital media transaction while returning capital to shareholders and in January we announced a 25% increase in the amount of our quarterly cash dividend.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at December 31, 2013, was $1,071.1 million and senior unsecured debt was $545.4 million.  The Company’s total net leverage ratio at December 31, 2013 was 5.84x compared to a total permitted leverage covenant of 7.25x.  The Company’s first lien net indebtedness ratio at December 31, 2013 was 2.86x compared to the covenant maximum of 4.00x.

The table below summarizes the Company’s debt obligations:

($ in millions)	12/31/13	12/31/12
First Lien Revolvers	$-	$-
First Lien Term Loans	$545.4	$288.2
8.875% Senior Second Lien Notes due 2017	$-	$319.4
6.875% Senior Notes due 2020	$525.7	$250.0
Total Debt	$1,071.1	$857.6

Cash on hand	$40.0	$69.0

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

Dividends
On January 17, 2014 the Board of Directors approved a 25 percent increase in the quarterly cash dividend to $0.15 per share of Nexstar’s Class A common stock beginning with the dividend declared for the first quarter of 2014.  The dividend is payable on Friday, February 28, 2014, to shareholders of record on Friday, February 14, 2014.

Option Grant
In January and February 2014, options to purchase 745,000 shares of the Company’s Class A Common Stock at exercise prices of $46.03 and $46.77 per share were granted to 53 officers and directors of the Company. The options had an aggregate fair value of $23.8 million, which will be recognized ratably over the four year vesting period of the options.  The Company anticipates that the option grant will result in a non-cash charge of up to approximately $5.4 million in 2014 and up to approximately $6.0 million annually in 2015, 2016 and 2017 based on the option terms and anticipated forfeiture rate.

Fourth Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2177, conference ID 1280601 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 74 television stations and 19 related digital multicast signals reaching 44 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of ABC, NBC, CBS, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV and independent stations. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provides sales and other services to 108 television stations and related digital multicast signals reaching 56 markets or approximately 16.0% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net revenue	$138,122	$116,174	$502,330	$378,632

Operating expenses:
Station direct operating expenses, net of trade, depreciation and amortization	37,251	23,696	139,807	84,743
Selling, general, and administrative expenses net of depreciation and amortization	34,271	27,552	124,594	92,899
Loss on asset disposal, net	1,245	493	1,280	468
Trade and barter expense	8,129	6,144	30,730	20,841
Corporate expenses	6,045	8,212	26,339	24,636
Amortization of broadcast rights, excluding barter	3,068	2,102	12,613	8,591
Amortization of intangible assets	7,248	6,399	30,148	22,994
Depreciation	8,787	6,196	33,578	23,555
Total operating expenses	106,044	80,794	399,089	278,727
Income from operations	32,078	35,380	103,241	99,905

Interest expense, net	(15,891)	(13,638)	(66,243)	(51,559)
Loss on extinguishment of debt	(33,676)	(2,775)	(34,724)	(3,272)
Other Expense	(1,207)	-	(1,459)	-
(Loss) income from continuing operations before income tax expense	(18,696)	18,967	815	45,074
Income tax benefit (expense)	6,244	136,991	(2,600)	132,279
(Loss) income from continuing operations	(12,452)	155,958	(1,785)	177,353
Gain on disposal of station, net of income tax expense of $3,098	-	5,139	-	5,139
Net (loss) income	(12,452)	161,097	(1,785)	182,492

(Loss) income per common share from continuing operations:
Basic	(0.41)	5.36	(0.06)	6.13
Diluted	(0.41)	4.99	(0.06)	5.77
Gain on disposal of station, net of income tax expense, per common share:
Basic	-	0.18	-	0.18
Diluted	-	0.16	-	0.17
Net (loss) income per common share:
Basic	(0.41)	5.53	(0.06)	6.31
Diluted	(0.41)	5.16	(0.06)	5.94
Weighted average number of shares outstanding:
Basic	30,465	29,117	29,897	28,940
Diluted	30,465	31,243	29,897	30,732

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Nexstar Broadcasting Group Q4 2013 Results, 2/26/14

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands - unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Broadcast Cash Flow and Adjusted EBITDA:	2013	2012	2013	2012

Income from operations:	$32,078	$35,380	$103,241	$99,905
Add:
Depreciation	8,787	6,196	33,578	23,555
Amortization of intangible assets	7,248	6,399	30,148	22,994
Amortization of broadcast rights, excluding barter	3,068	2,102	12,613	8,591
Loss on asset disposal, net	1,245	493	1,280	468
Corporate expenses	6,045	8,212	26,339	24,636

Less:
Payments for broadcast rights	3,160	2,488	14,191	9,169

Broadcast cash flow	55,311	56,294	193,008	170,980

Less:
Corporate expenses	6,045	8,212	26,339	24,636

Adjusted EBITDA	$49,266	$48,082	$166,669	$146,344

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
(in thousands - unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Free Cash Flow:	2013	2012	2013	2012

Income from operations:	$32,078	$35,380	$103,241	$99,905

Add:
Depreciation	8,787	6,196	33,578	23,555
Amortization of intangible assets	7,248	6,399	30,148	22,994
Amortization of broadcast rights, excluding barter	3,068	2,102	12,613	8,591
Loss on asset disposal, net	1,245	493	1,280	468
Non-cash stock option expense	500	637	2,080	1,362

Less:
Payments for broadcast rights	3,160	2,488	14,191	9,169
Cash interest expense	15,194	12,953	62,963	48,570
Capital expenditures	1,880	6,039	18,736	17,024
Cash income taxes, net of refunds	(14)	1,075	2,129	1,597

Free cash flow	$32,706	$28,652	$84,921	$80,515

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